Press Release #201440	FOR IMMEDIATE RELEASE	September 18, 2014

National Medical Marihuana Awareness and Outreach Strategy

VANCOUVER, BC – September 18, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce along with it’s Joint Venture partner Lexaria Corp that Maureen McGrath Host of the popular CKNW Sunday Night Sex Show and a registered nurse will be leading a National Medical Marihuana Awareness and Outreach Strategy.

Maureen specializes in reproductive and sexual health for men and women. She is in private practice both in North Vancouver and at Cross Roads Clinic in Vancouver where she see patients with sexual health issues.

Maureen’s background includes business development, advocacy and clinical research in the field of spinal cord injury as well as the biotechnical industry. A regular health contributor to radio and television, she is also a guest columnist for the 24Hours Newspaper.

Maureen is a sought after lecturer and routinely educates physicians, nurses, allied health, industry and the public on reproductive and sexual health and other quality of life issues. She is an invited guest lecturer an at the University of British Columbia and Simon Fraser University where she shares her knowledge base with undergraduate and medical students on bladder, bowel & sexual health.

Maureen is the Chair of the BC Chapter of Canadian Nurse Continence Advisors. Maureen is on the Board of the College of Midwives of British Columbia and on the Advisory Board for the Be More Than A Bystander Program with EVA BC and the BC Lions. She is a long time Mentor with Minerva’s “Women Helping Women Work” Program. Maureen is passionate about raising awareness about violence against women in homes, on the street and in the workplace.

As part of the national outreach plan, Maureen will be educating physicians, pharmacists, health care practitioners, and the public on the benefits and responsible use of medical marijuana for patients in need. Enertopia intends for Maureen to reach out via town hall – style meetings as well as through the media, and to build a network of people interested in the medical marihuana field for advocacy of the safe and therapeutic use of medical marihuana.

Further details of the National educational awareness campaign will be forth coming over the coming weeks.

“I am excited at the opportunity to help educate the health community on the potential benefits of Medical Marihuana and its many uses,” stated Maureen McGrath “Enertopia is very happy to welcome Maureen to our advocacy group for education and learning for physicians and patients in search of natural healing options.” Stated President / CEO Robert McAllister.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call
Ken Faulkner, Business and Institutional Development: (250) 765-3630
Clark Kent, Media Inquiries: (647) 519-2646

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation of clean energy projects, oil & gas projects, , competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that Maureen McGrath will have any meaningful impact on doctor and patient awareness and or that the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release